UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2026

Cineverse Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31810	22-3720962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 W. 35th St. Suite 500, #947
New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 206-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE	CNVS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2026, Cineverse Corp. (the “Company”) and Mark Lindsey, the Company’s current Chief Financial Officer, determined that he will transition out of the Chief Financial Officer role effective as of May 10, 2026. In connection with Mr. Lindsey’s transition, the Company is in discussions with Mr. Lindsey to enter into a consulting agreement setting forth the terms of his new role.

On April 15, 2026, the Company announced the appointment of Sean McCabe, age 40, as Chief Financial Officer of the Company, effective as of April 20, 2026. Prior to joining the Company, from 2024 to April 2026, Mr. McCabe served as VP of Accounting and Finance at Publisher First, Inc. dba Freestar. In 2023 and 2024, Mr. McCabe served as Vice President and Corporate Controller at Cineverse. Prior to that, Mr. McCabe served as the Controller of Fulgent Genetics (2022-2023) and Jukin Media (2020-2022), and as the Director of Strategic Initiatives National Grid (2017-2020). He began his career at PricewaterhouseCoopers in the audit and M&A advisory practices (2008-2017). Mr. McCabe does not have any family relationship with any director or executive officer of the Company.

As of April 20, 2026, the Company entered into an employment agreement with Mr. McCabe (the “McCabe Employment Agreement”), pursuant to which Mr. McCabe will serve as Chief Financial Officer of the Company. The term of the Employment Agreement will commence on April 20, 2026 and will end on March 31, 2028, with an automatic one-year renewal unless either party provides written notice to the other no later than ninety (90) days prior to the expiration of the initial term. Pursuant to the McCabe Employment Agreement, Mr. McCabe will receive an annual base salary of $340,000, subject to annual reviews and increases in the sole discretion of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). In addition, Mr. McCabe will be eligible for (i) a target bonus opportunity under the Company's Management Annual Incentive Plan ("MAIP") of 50% of his then-base salary, consistent with goals established from time to time by the Compensation Committee, and (ii) under the Company's 2017 Equity Incentive Plan, restricted stock units (“RSUs”) for 50,000 shares of the Company’s Class A common stock, with one-third (1/3) of such RSUs vesting on April 20 of each of 2027, 2028 and 2029. The McCabe Employment Agreement further provides that Mr. McCabe is entitled to participate in all benefit plans provided to senior executives of the Company.

The McCabe Employment Agreement provides that, in the event of a termination without Cause (as defined in the McCabe Employment Agreement) or a resignation for Good Reason (as defined in the McCabe Employment Agreement), Mr. McCabe shall be entitled to payment of twelve (12) months’ base salary at the time of termination. In the event, within two (2) years after a Change in Control (as defined in the McCabe Employment Agreement), of a termination without Cause (other than due to Mr. McCabe’s death or disability), a resignation of Good Reason, or upon notice by the Company that it does not wish to renew the Term (as defined in the McCabe Employment Agreement), then in lieu of receiving the amounts described above, Mr. McCabe would be entitled to receive a lump sum payment equal to two (2) times the sum of (a) his then-current annual base salary and (b) Mr. McCabe’s target bonus for the year of termination.

The foregoing description of the McCabe Employment Agreement does not purpose to be complete and is qualified in its entirety by reference to and incorporates herein by reference the full text of the McCabe Employment Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1.

The Company issued a press release on April 15, 2026, announcing the appointment of Mr. McCabe as the Company’s Chief Financial Officer, a copy of which is attached to this Form 8-K as Exhibit 99.1.

The foregoing description of the McCabe Employment Agreement does not purpose to be complete and is qualified in its entirety by reference to and incorporates herein by reference the full text of the McCabe Employment Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment Agreement dated March 16, 2026 and effective April 20, 2026 between Cineverse Corp. and Sean McCabe.
99.1	Press release dated April 15, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 15, 2026	By:	/s/ Gary Loffredo
		Name: Date:	Gary S. Loffredo Chief Legal Officer, Secretary and Senior Advisor